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                                                                     Exhibit 1.1

                             3,600,000 COMMON UNITS

                          ATLAS PIPELINE HOLDINGS, L.P.

                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT



_______ __, 2006

LEHMAN BROTHERS INC.
As Representative of the several Underwriters
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

                  Atlas Pipeline Holdings, L.P., a Delaware limited partnership (the "PARTNERSHIP"), proposes to sell 3,600,000 common units (the "FIRM UNITS"), representing limited partner interests in the Partnership (the "COMMON UNITS"). In addition, the Partnership proposes to grant to the underwriters named in
Schedule I hereto (the "UNDERWRITERS") an option to purchase up to 540,000 additional Common Units on the terms and for the purposes set forth in Section 2 (the "OPTION UNITS"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "UNITS."

                  This is to confirm the agreement among the Partnership and Atlas Pipeline Holdings GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "GENERAL PARTNER," and together with the Partnership, the "ATLAS PARTIES"), and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

                  The Partnership owns 100% of the membership interests in Atlas Pipeline Partners GP, LLC, a Delaware limited liability company ("APL GP"), which serves as the sole general partner of Atlas Pipeline Partners, L.P., a publicly traded Delaware limited partnership ("APL") and the sole general partner of Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"). The Partnership is the sole limited partner of the Operating Partnership and the sole member of APC Acquisition, LLC, a Delaware limited liability company ("APC LLC"). APL GP owns (i) 1,641,026 common units of APL, representing approximately 12.8% of the common units of APL, (ii) a 1.0101% general partner interest in APL, (iii) all of the incentive distribution rights in APL and (iv) a 1.0101% general partner interest in the Operating Partnership.

                  Each of Atlas Pipeline Ohio, LLC, a Pennsylvania limited liability company ("OHIO LLC"), Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited liability company ("PENNSYLVANIA LLC"), Atlas Pipeline New York, LLC, a Pennsylvania limited liability company ("NEW YORK LLC"), and Atlas Pipeline Mid-Continent, LLC, a Delaware limited liability company ("MID-CONTINENT LLC"), is a subsidiary of the Operating Partnership. Mid-Continent LLC is the sole member of Elk City Oklahoma GP, LLC, a Delaware limited liability company ("ELK CITY GP"), the general partner of Elk City Oklahoma Pipeline, Ltd., a Texas limited partnership ("ELK CITY"), the sole limited partner of Elk City and the sole member of Atlas Arkansas Pipeline LLC, an Oklahoma limited liability company ("ARKANSAS PIPELINE LLC"). For purposes of this Agreement, each of Ohio LLC, Pennsylvania LLC, New York LLC, APC LLC, Mid-Continent LLC, Elk City, Elk City GP and Arkansas Pipeline LLC is sometimes referred to herein individually as an "APL SUBSIDIARY" and collectively, as the "APL SUBSIDIARIES."


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                  Atlas America, Inc., a Delaware corporation ("ATLAS AMERICA")
has formed the General Partner and contributed an aggregate of $1,000 in cash to it. The General Partner, Atlas Resources, Inc. ("RESOURCES"), AIC, Inc. ("AIC"), Viking Resources Corporation ("VIKING"), Atlas America, Resource Energy, Inc. ("RESOURCE Energy") and REI-NY, Inc. ("REI-NY") (collectively, the "GP OWNERS") have formed the Partnership, to which they contributed, in the aggregate, $1,000 in cash.

                  APL, the Operating Partnership and the APL Subsidiaries are collectively referred to herein as the "APL PARTIES."

                  On [ ,] 2006, the Partnership, APL GP and the GP Owners entered into the Contribution Agreement (the "CONTRIBUTION AGREEMENT") pursuant to which the following transactions will occur prior to the Initial Delivery Date (as hereinafter defined):

                           [To come]

                  It is understood and agreed to by all the parties hereto that the Partnership was initially formed to acquire or indirectly own, as of each Delivery Date (as hereinafter defined):

                  (a) 1,641,026 common units of APL, representing approximately 12.8% of the common units of APL;

                  (b) a 1.0101% general partner interest in APL and a 1.0101% general partner interest in the Operating Partnership; and

                  (c) the incentive distribution rights in APL;

each as more particularly described in the Prospectus (as hereinafter defined) and as acquired pursuant to the Contribution Agreement. The transactions contemplated by the Contribution Agreement are referred to herein as the "TRANSACTIONS."

                  It is further understood and agreed to by the parties hereto that the following additional transactions will occur substantially contemporaneously with the Initial Delivery Date:

                           (i) The Partnership shall have amended and restated
                  its agreement of limited partnership (as so amended and restated, the "PARTNERSHIP AGREEMENT") to conform to the description thereof set forth in the Prospectus under the caption "DESCRIPTION OF OUR PARTNERSHIP AGREEMENT";


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                           (ii) The General Partner shall have amended and
                  restated its limited liability company agreement of limited partnership (as so amended and restated, the "GENERAL PARTNER LLC AGREEMENT");

                           (iii) The Partnership, the General Partner, APL, APL
                  GP and their respective affiliates shall have entered into an Omnibus Agreement (the "OMNIBUS AGREEMENT") consistent with the description thereof set forth in the Prospectus under the caption "Certain Relationships and Related Party Transactions--Omnibus Agreement;" and

                           (iv) The Partnership shall enter into a $[___]
                  million credit facility (the "CREDIT FACILITY") with [___] that provides for [___].

The "TRANSACTION DOCUMENTS" shall mean the Contribution Agreement, the Omnibus Agreement and the Credit Facility. The "ORGANIZATIONAL DOCUMENTS" shall mean the Partnership Agreement and the General Partner LLC Agreement. The "OPERATIVE AGREEMENTS" shall mean the Transaction Documents and the Organizational Documents collectively.

                  The Atlas Parties wish to confirm as follows their agreement with you in connection with the purchase of the Units from the Partnership by the Underwriters.

                  1. Representations, Warranties and Agreements of the Atlas Parties. The Atlas Parties jointly and severally represent, warrant and agree that:

                  (a) Registration; Definitions; No Stop Order. A registration statement (Registration No. 333-130999) on Form S-1 relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder;
         (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representative of the Underwriters (the "REPRESENTATIVE"). As used in this Agreement:

                           (i) "APPLICABLE TIME" means [_:__ [a][p].m.] (New
                  York City time) on the date of this Agreement;

                           (ii) "EFFECTIVE DATE" means each date and time as of
                  which such registration statement, any post-effective amendment or amendments thereto and any registration statement or amendments thereto filed pursuant to Rule 462(b) relating to the offering of the Units was or is declared effective by the Commission;

                           (iii) "ISSUER FREE WRITING PROSPECTUS" means each
                  "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;



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                           (iv) "PRELIMINARY PROSPECTUS" means any preliminary
                  prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

                           (v) "PRICING DISCLOSURE PACKAGE" means, as of the
                  Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed with the Commission by the Partnership on or before the Applicable Time;

                           (vi) "PROSPECTUS" means the final prospectus relating
                  to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

                           (vii) "REGISTRATION STATEMENT" means such
                  registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

         Any reference to the "MOST RECENT PRELIMINARY PROSPECTUS" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

                  (b) Partnership Not an "Ineligible Issuer." The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date an "ineligible issuer" (as defined in Rule 405).

                  (c) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed when filed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed when filed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.

                  (d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).


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                  (e) No Material Misstatements or Omissions in Prospectus. The
         Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

                  (f) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading , except that the price of the Units and disclosures directly relating thereto and derived therefrom will be included on the cover page of the Prospectus or under the captions "The Offering," "Summary Historical Consolidated and Pro Forma Financial Data," "Use of Proceeds," "Capitalization," "Dilution," "Cash Distribution Policy and Restrictions on Distributions," "Selected Historical Financial and Operating Data" and "Underwriting" in the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in
         Section 8(e).

                  (g) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading , except that the price of the Units and disclosures directly relating thereto and derived therefrom will be included on the cover page of the Prospectus or under the captions "The Offering," "Summary Historical Consolidated and Pro Forma Financial Data," "Use of Proceeds," "Capitalization," "Dilution," "Cash Distribution Policy and Restrictions on Distributions," "Selected Historical Financial and Operating Data" and "Underwriting" in the Prospectus.

                  (h) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any "road show" (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.


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                  (i) Formation and Qualification. Each of the Atlas Parties and
         the APL Parties has been duly formed and is validly existing and is in good standing as a limited partnership or limited liability company, as applicable, under the laws of its jurisdiction of formation and is duly qualified to do business and in good standing as a foreign limited partnership or foreign limited liability company, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, unitholders' equity, properties, business or prospects of the Partnership and its subsidiaries (as hereinafter defined) taken as a whole (a "MATERIAL ADVERSE Effect"); each of the Atlas Parties and the APL Parties has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

                  (j) Power and Authority to Act as a General Partner. The General Partner has, and as of each Delivery Date will have, full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement and Prospectus.

                  (k) Ownership of the General Partner. AIC owns 33.40% of the issued and outstanding membership interests in the General Partner, Viking owns 23.56% of the issued and outstanding membership interests in the General Partner, Resource Energy owns 20.24% of the issued and outstanding membership interests in the General Partner, Atlas America owns 10.21% of the issued and outstanding membership interests in the General Partner, REI-NY owns 6.63% of the issued and outstanding membership interests in the General Partner, Resources owns 5.96% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the "DELAWARE LLC ACT"); and the GP Owners are the only members of the General Partner and the GP Owners own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

                  (l) Ownership of the General Partner Interest in the Partnership. At each Delivery Date, the General Partner will be the sole general partner of the Partnership and will have a non-economic general partner interest in the Partnership; such non-economic general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner will own such non-economic general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.


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                  (m) Ownership of the Management Units. At the Initial Delivery
         Date, after giving effect to the Transactions and this offering of Units, AIC will own [_________] Common Units, representing a [___]% limited partner interest in the Partnership, Viking will own
         [_________] Common Units, representing a [___]% limited partner interest in the Partnership, Resource Energy will own [_______] Common Units, representing a [___]% limited partner interest in the Partnership, Resources will own [_________] Common Units, representing a [___]% limited partner interest in the Partnership and REI-NY will own [_________] Common Units, representing a [___]% limited partner interest in the Partnership. At the Initial Delivery Date, after giving effect to the Transactions and this offering of Units, AIC, Viking, Resource Energy, Resources and REI-NY will collectively own [_________] Common Units, representing a [___]% limited partner interest in the Partnership (the "MANAGEMENT UNITS"). Such limited partner interests will be duly authorized and validly issued in accordance with the Partnership Agreement, and AIC, Viking, Resource Energy, Resources and REI-NY will own their respective limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims.

                  (n) Ownership of APL GP by the Partnership. At each Delivery Date, the Partnership will be the sole member of APL GP with a 100% membership interest in APL GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of APL GP (the "APL GP LLC AGREEMENT"), and is fully paid (to the extent required under APL GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims.

                  (o) Ownership of the General Partner Interests in APL. APL GP is the sole general partner of APL with a 1.0101% general partner interest in APL; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of APL (the "APL LIMITED PARTNERSHIP AGREEMENT"); and APL GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

                  (p) Ownership of APL Common Units by APL GP. At each Delivery Date, APL GP will own 1,641,026 APL common units representing a limited partner interest in APL; such limited partner interest has been duly authorized and validly issued in accordance with the APL Limited Partnership Agreement and is fully paid (to the extent required under the APL Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE LP ACT")); and APL GP will own such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims.



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                  (q) Ownership of the General Partner Interests in the
         Operating Partnership. APL GP is the sole general partner of the Operating Partnership with 1.0101% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Operating Partnership (the "OPERATING PARTNERSHIP AGREEMENT"); and APL GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

                  (r) Ownership of the Limited Partner Interests in the Operating Partnership. APL is the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and APL owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

                  (s) Ownership of the APL Subsidiaries.

                      (A) The Operating Partnership owns 100% of the membership interests in each of Ohio LLC, Pennsylvania LLC and New York LLC,; such membership interests have been duly authorized and validly issued in accordance with the applicable certificate of formation and limited liability company agreement of each of Ohio LLC, Pennsylvania LLC and New York LLC (collectively, the "OPERATING AGREEMENTS"), and are fully paid (to the extent required under the applicable Operating Agreements) and nonassessable (except as such nonassessability may be affected by Section 8931 of the Pennsylvania Limited Liability Company Law of 1994, as amended); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims;

                      (B) The Operating Partnership owns 100% of the membership interests in Mid-Continent LLC; such membership interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of Mid-Continent LLC (the "Mid-Continent Operating Agreements") and are fully paid (to the extent required under the Mid-Continent Operating Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act), as the case may be; and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims;

                      (C) The Partnership owns 100% of the membership interests in APC LLC; such membership interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of APC LLC (the "APC LLC OPERATING AGREEMENTS"), and are fully paid (to the extent required under the APC LLC Operating Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims;


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                      (D) Mid-Continent owns 100% of the membership interests in
                      Elk City GP; such membership interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of Elk City GP (the "ELK CITY GP OPERATING AGREEMENTS"), and are fully paid (to the extent required under the Elk City GP Operating Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Mid-Continent owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims;

                      (E) Mid-Continent owns 100% of the membership interests in Arkansas Pipeline LLC; such membership interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of Arkansas Pipeline LLC (the "ARKANSAS PIPELINE LLC OPERATING AGREEMENTS"), and are fully paid (to the extent required under the Arkansas Pipeline LLC Operating Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-2054.4(H) of the Oklahoma Limited Liability Company Act); and Mid-Continent owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims;

                      (F) Mid-Continent owns 100% of the limited partner interests in Elk City; such limited partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Elk City (the "ELK CITY PARTNERSHIP AGREEMENT"), and are fully paid (to the extent required under the Elk City Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 6.07 of the Texas Revised Limited Partnership Act); and Mid-Continent owns such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims;

                      (G) Elk City GP is the sole general partner of Elk City with a .01% general partner interest in Elk City; such interest has been duly authorized and validly issued in accordance with the Elk City Partnership Agreement, and Elk City GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

                  (t) No Other Subsidiaries. Except as disclosed above and other than its ownership of its non-economic general partner interest in the Partnership, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of
         (1) a 1.0101% general partner interest in APL, held through a 100% ownership interest in APL GP; (2) a 1.0101% general partner interest in the Operating Partnership, held through a 100% ownership interest in APL GP; (3) 1,641,026 common units of APL, representing approximately 13.1% of the common units of APL, held through a 100% ownership interest in APL GP; and (4) all of the incentive distribution rights in APL, held through a 100% ownership interest in APL GP, the Partnership does not directly own, and at each Delivery Date will not directly own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.


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                  (u) Capitalization. At the Initial Delivery Date, after giving effect to the Offering, the issued and outstanding Common Units of the Partnership will consist of 21,100,000 Common Units (including 17,500,000 Management Units). Other than the Management Units, the
         Units will be the only limited partner interests of the Partnership issued or outstanding at each Delivery Date.

                  (v) Valid Issuance of the Units. At the Initial Delivery Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the Initial Delivery
         Date); at the Initial Delivery Date or the Option Unit Delivery Date (as defined in Section 4 hereof), as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

                  (w) No Preemptive Rights, Registration Rights or Options. Except as identified in the most recent Preliminary Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of, any of the Atlas Parties or APL Parties; (ii) contracts, agreements or understandings between any of the Atlas Parties or the APL Parties and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act or (iii) outstanding options or warrants to purchase any securities of any of the Atlas Parties or the APL Parties.

                  (x) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver
         (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Management Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Atlas Parties or the APL Parties or any of their respective unitholders, stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the Management Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.


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

                  (y) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Atlas Parties.

                  (z) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the Initial Delivery Date:

                      1. each Transaction Document will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;

                      2. the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

                      3. the General Partner LLC Agreement will have been duly authorized, executed and delivered by Atlas America and will be a valid and legally binding agreement of Atlas America, enforceable against Atlas America in accordance with its terms;

         provided that, with respect to each agreement described in this Section 1(z), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

                  (aa) Authorization, Execution and Enforceability of Certain Agreements. As of each Delivery Date:

                           (i) the APL GP LLC Agreement has been duly
                  authorized, executed and delivered by the Partnership as the sole member of APL GP, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

                           (ii) the APL Limited Partnership Agreement has been
                  duly authorized, executed and delivered by APL GP and is a valid and legally binding agreement of APL GP, enforceable against APL GP in accordance with its terms; and

                           (iii) the Operating Partnership Agreement has been
                  duly authorized, executed and delivered by each of APL GP and APL, and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

         provided that, with respect to each agreement described in this Section 1(aa), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

                  (bb) Sufficiency of the Contribution Agreement. The Contribution Agreement will be legally sufficient to transfer or convey to the Partnership all interests in APL GP as contemplated by the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations and limitations contained in the Contribution Agreement and those set forth in the most recent Preliminary Prospectus and the Prospectus.

                  (cc) No Conflicts. None of the (i) offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Atlas Parties and the Operative Agreements by the Atlas Parties and APL Parties that are parties thereto or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) or the fulfillment of the terms hereof or thereof, conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Atlas Parties or the APL Parties pursuant to (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, the charter or bylaws, or any other organizational documents of any of the Atlas Parties or APL Parties, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Atlas Parties or APL Parties is a party or by which any of them are bound or to which any of their respective properties is subject or
         (iii) any statute, law, rule or regulation, or any judgment, order or decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Atlas Parties or APL Parties or any of their properties or assets, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (dd) No Default. None of the Atlas Parties or the APL Parties
         (i) is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational or governing documents; (ii) is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or (iv) has failed to obtain any material license, permit, certificate, franchise or other governmental or regulatory authorization or permit necessary to the ownership or leasing of its property or to the conduct of its business, except in the case of clauses (ii) and (iv) as would not have a material adverse effect on the condition (financial or other), business, assets, results of operations of the Atlas Parties, taken as a whole.

                  (ee) No Consents. No permit, consent, approval, certificate, authorization or order of any person, court, governmental agency or body is required in connection with the execution, delivery and performance of, or the consummation by any of the Atlas Parties of the Transactions contemplated by this Agreement except (i) such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) such permits, consents, approvals, certificates and similar authorizations which have been, or prior to the Delivery Date will be, obtained and (iii) such permits, consents, approvals, certificates and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ff) Conformity of Units to Description in the Most Recent Preliminary Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus.

                  (gg) No Integration. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

                  (hh) No Adverse Change. None of the Atlas Parties or the APL Parties has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of any of the Atlas Parties or the APL Parties or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, unitholders' equity, properties, management, business or prospects of any of the Atlas Parties or the APL Parties taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the Prospectus, none of the Atlas Parties or the APL Parties has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Atlas Parties or the APL Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

                  (ii) Conduct of Business. Since the date as of which information is given in the most recent Preliminary Prospectus, none of the Atlas Parties or the APL Parties have (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared, paid or made any dividend or distribution on any class of security.

                  (jj) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus (or any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical consolidated and pro forma financial data included in the most recent Preliminary Prospectus (and any amendment or supplement thereto) under the caption "Summary--Summary Historical Consolidated and Pro Forma Financial Data" and the selected historical and operating data set forth under the caption "Selected Historical and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived.

                  (kk) Pro Forma Financial Statements. The pro forma financial statements included in the most recent Preliminary Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the applicable requirements of Regulation S-X and have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly computed on the bases described therein. The assumptions used in the preparation of such pro forma financial statements are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The other historical financial and statistical information and data included in the most recent Preliminary Prospectus are, in all material respects, fairly presented.

                  (ll) Statistical and Market-Related Data. The statistical and market-related data included under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership, the General Partner and APL GP and their respective subsidiaries included in the most recent Preliminary Prospectus are based on or derived from sources that the Atlas Parties believe to be reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

                  (mm) Independent Public Accountants.

                       (A) Grant Thornton LLP, who have certified certain financial statements of the General Partner, the Partnership and APL GP, and their respective consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(g)) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                       (B) Ernst & Young LLP, who have certified certain financial statements of Enogex Arkansas Pipeline Corporation, ETC Oklahoma Pipeline, Ltd., the Elk City System (a division of Aquila Gas Processing Corporation) and Spectrum Field Services, Inc., whose report appears in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(g)) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (nn) Title to Properties. At each Delivery Date, each of the Atlas Parties and APL Parties will have (A) good and marketable title to all of the properties and assets described in the most recent Preliminary Prospectus as owned by it, free and clear of all liens, claims, security interests, charges, encumbrances, defects and restrictions (except for (i) taxes not yet payable, (ii) as described in the most recent Preliminary Prospectus and the financial statements included therein and (iii) such liens, charges, encumbrances and restrictions as do not detract from the value thereof and do not materially interfere with the use thereof taken as a whole as such properties and assets have been used in the past and are proposed to be used in the future). All assets held under lease or license by any Atlas Party or APL Party are held under valid, subsisting and enforceable leases or licenses, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the most recent Preliminary Prospectus or (ii) that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders' equity or results of operations of the Atlas Parties, taken as a whole.

                  (oo) Rights-of Way. At each Delivery Date, each of the Atlas Parties and APL Parties will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "RIGHTS-OF-WAY") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the most recent Preliminary Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the most recent Preliminary Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Atlas Parties and the APL Parties, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the most recent Preliminary Prospectus to be conducted, and (ii) such rights-of-way the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect; other than as set forth in the most recent Preliminary Prospectus, each of the Atlas Parties and APL Parties has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not (x) have a material adverse effect upon the ability of the Atlas Parties and the APL Parties, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the most recent Preliminary Prospectus to be conducted or (y) individually or in the aggregate, result in a Material Adverse Effect; and, except as described in the most recent Preliminary Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Atlas Parties or the APL Parties considered as a whole.

                  (pp) Insurance. Each of the Atlas Parties and APL Parties carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Atlas Parties or APL Parties has received notice of cancellation or non-renewal of such insurance.

                  (qq) Investment Company. None of the Atlas Parties or the APL Parties is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under "Use of Proceeds" in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the Commission thereunder.

                  (rr) Litigation. Except as described in the most recent Preliminary Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Atlas Parties, threatened, to which any of the Atlas Parties or the APL Parties is or may be a party or to which the business or property of any of the Atlas Parties or the APL Parties is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Atlas Parties or the APL Parties is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or
         (C) in any manner draw into question the validity of this Agreement.

                  (ss) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. None of the Atlas Parties or the APL Parties has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the most recent Preliminary Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

                  (tt) Certain Relationships and Related Transactions. Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among any of the Atlas Parties or the APL Parties, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Atlas Parties or the APL Parties, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

                  (uu) No Labor Dispute. No labor disturbance by the employees of any of the Atlas Parties or the APL Parties exists or, to the knowledge of the Atlas Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

                  (vv) ERISA. Each Atlas Party and APL Party is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which any Atlas Party or APL Party would have any liability; no Atlas Party or APL Party has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); each "pension plan" for which any Atlas Party or APL Party would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and no Atlas Party or APL Party has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

                  (ww) Tax Returns. Each of the Atlas Parties and APL Parties has filed (or has obtained extensions with respect to) all tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders' equity or results of operations of the Atlas Parties and APL Parties considered as a whole, or (ii) which are being contested in good faith. No tax deficiency has been determined adversely to any Atlas Party or APL Party which has had (nor does any Atlas Party or APL Party have any knowledge of any tax deficiency which, if determined adversely to any Atlas Party or APL Party, might have) a material adverse effect on the consolidated (financial or other), business, prospects, properties, securityholders' equity or results of operations of the Atlas Parties and APL Parties considered as a whole.

                  (xx) Books and Records; Accounting Controls. Each of the Atlas Parties and APL Parties (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (yy) Disclosure Controls and Procedures. (i) Each of the Atlas Parties and APL Parties has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Atlas Parties and APL Parties in the reports they file or will file or submit under the Securities Exchange Act of 1934, as amended, as applicable, is accumulated and communicated to management of the Atlas Parties and APL Parties, as applicable, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

                  (zz) No Changes in Internal Controls. None of the Atlas Parties or the APL Parties has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Atlas Parties or the APL Parties to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Atlas Parties or the APL Parties, and since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (aaa) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of any of the Atlas Parties or the APL Parties or any of their respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

                  (bbb) Permits. Each of the Atlas Parties and APL Parties has such consents, licenses, franchises and certificates of governmental or regulatory authorities ("PERMITS") as are necessary to own or lease its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and except for such permits that are of a routine or administrative nature and that are expected in the reasonable judgment of the General Partner to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; each of the Atlas Parties and APL Parties has fulfilled and performed all its material obligations with respect to such permits and no event has occurred that would prevent such permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders' equity or results of operations of the Atlas Parties considered as a whole.

                  (ccc) Environmental Compliance. The Atlas Parties and the APL Parties are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or releases of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the most recent Preliminary Prospectus. None of the Atlas Parties or the APL Parties has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  (ddd) No Distribution of Other Offering Materials. None of the Atlas Parties or the APL Parties has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(h) or 5(a)(v) or as set forth on Schedule [ ] hereto.

                  (eee) Market Stabilization. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership or APL to facilitate the sale or resale of the Units.

                  (fff) Listing on the New York Stock Exchange. The Units have been approved, subject to official notice of issuance, to be listed on the New York Stock Exchange.

                  Any certificate signed by any officer of the Atlas Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

                  2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter's name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representative may determine.

                  In addition, the Partnership grants to the Underwriters an option to purchase up to 540,000 Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as the Representative may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

                  The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $[_._] per unit.

                  The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

                  3. Offering of Units by the Underwriters. Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

                  4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Partnership. This date and time are sometimes referred to as the "INITIAL DELIVERY DATE." Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct.

                  The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an "OPTION UNIT DELIVERY DATE," and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a "DELIVERY DATE."

                  Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Partnership. On the Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct.

                  5. Further Agreements of the Atlas Parties. (a) (a) Each of the Atlas Parties, jointly and severally, covenants and agrees to cause the
Partnership:

                  (i) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (ii) Signed Copies of Registration Statement. To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (iii) Copies of Documents to Underwriters. To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

                  (iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

                  (v) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

                  (vi) Reports to Security Holders. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership's fiscal year, 455 days after the end of the Partnership's current fiscal quarter), to make generally available to the Partnership's security holders and to deliver to the Representative an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

                  (vii) Qualifications. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

                  (viii) Lock-Up Period; Lock-Up Letters. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the "LOCK-UP PERIOD"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters, and to cause each officer, director and unitholder of the Partnership or the General Partner, as applicable, to furnish to the Representative prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the "LOCK-UP AGREEMENTS"); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership or APL issues an earnings release or material news or a material event relating to the Partnership occurs or
         (2) prior to the expiration of the Lock-Up Period, the Partnership or APL announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5(a)(viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing;

                  (ix) Application of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus; and

                  (b) Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, "PERMITTED ISSUER INFORMATION"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

                  6. Expenses. Each of the Atlas Parties covenants and agrees, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Partnership will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (e) services provided by the transfer agent or registrar; (f) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (g) any required review by the NASD of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters); (h) the listing of the Units on the New York Stock Exchange or any other exchange; (i) the qualification of the Units under the securities laws of the several jurisdictions as provided in
Section 5(a)(vii)) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters);
(j) the investor presentations on any "road show" undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the General Partner and the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

                 7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Atlas Parties contained herein, to the performance by the Atlas Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to any of the Atlas Parties on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Vinson & Elkins L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-1.

                  (e) Lisa Washington, Chief Legal Officer and Secretary of the General Partner, shall have furnished to the Representative a written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-2.

                  (f) The Representative shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Atlas Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) At the time of execution of this Agreement, the Representative shall have received from each of Grant Thornton LLP and Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (h) With respect to the letter or letters of Grant Thornton LLP and Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Partnership shall have furnished to the Representative a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date
         (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (i) The Atlas Parties shall have furnished to the Representative a certificate, dated such Delivery Date, signed on behalf of the Partnership by (1) the Chief Executive Officer and Chairman of the Board of the General Partner and (2) the Chief Financial Officer of the General Partner, stating that:

                           (i) The representations, warranties and agreements of
                  the Atlas Parties in Section 1 are true and correct on and as of such Delivery Date, and the each of the Atlas Parties has complied with all of its respective agreements contained herein and satisfied all of the respective conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

                           (ii) No stop order suspending the effectiveness of
                  the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

                           (iii) They have carefully examined the Registration
                  Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Units and disclosures directly relating thereto and derived therefrom are included on the cover page of the Prospectus or under the captions "The Offering," "Summary Historical Consolidated and Pro Forma Financial Data," "Use of Proceeds," "Capitalization," "Dilution," "Cash Distribution Policy and Restrictions on Distributions," "Selected Historical Financial and Operating Data," and "Underwriting" in the Prospectus, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

                  (j) Except as described in the most recent Preliminary Prospectus, (i) none of the Atlas Parties or the APL Parties shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or long-term debt of any of the Atlas Parties or the APL Parties or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, equity, properties, management, business or prospects of the Atlas Parties and APL Parties taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (l) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

                  (m) The Lock-Up Agreements between the Representative and each officer, director and unitholder of the Partnership or the General Partner, as applicable, shall have delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  8. Indemnification and Contribution.

                  (a) Each of the Atlas Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter, (D) any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a "NON-PROSPECTUS ROAD SHOW") or (E) any Blue Sky application or other document prepared or executed by any of the Atlas Parties (or based upon any written information furnished by any of the Atlas Parties or the APL Parties for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Atlas Parties shall not be liable under this clause
         (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Atlas Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Atlas Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Atlas Parties, their respective officers and employees, each of their respective directors and managers, and each person, if any, who controls any of the Atlas Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any of the Atlas Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Atlas Parties or any such director, manager, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Atlas Parties under this Section 8 if (i) the Atlas Parties and the Underwriters shall have so mutually agreed;
         (ii) the Atlas Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Atlas Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Atlas Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Atlas Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Atlas Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Atlas Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Atlas Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Atlas Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Atlas Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Atlas Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
         Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm and each of the Atlas Parties acknowledges and agrees that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption "Underwriting--Commissions and Expenses" and the statements relating to stabilization by the Underwriters appearing under the caption "Underwriting--Stabilization, Short Positions and Penalty Bids" in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Atlas Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

                  9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any of the Atlas Parties, except that the Atlas Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this
Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Atlas Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representative or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Atlas Parties prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

                  11. Reimbursement of Underwriters' Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Atlas Parties to perform any agreement on its part to be performed, or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by any of the Atlas Parties is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Atlas Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Atlas Parties shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Atlas Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  12. Research Analyst Independence. Each of the Atlas Parties acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the Atlas Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Atlas Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Atlas Parties by such Underwriters' investment banking divisions. Each of the Atlas Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

                  13. No Fiduciary Duty. Each of the Atlas Parties acknowledges and agrees that in connection with this offering and sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any of the Atlas Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Atlas Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Atlas Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to any of the Atlas Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Atlas Parties. Each of the Atlas Parties hereby waives any claims that any such entity may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of Units.

                  14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax:
         646-497-4815), with a copy, in the case of any notice pursuant to
         Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

                  (b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Edward Cohen (Fax:
         __________);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Underwriter care of the Representative at the following address: [_______________]. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Atlas Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

                  15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Atlas Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Atlas Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of the directors and managers of the Atlas Parties, the officers of the Atlas Parties who have signed the Registration Statement and any person controlling the Atlas Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  16. Survival. The respective indemnities, representations, warranties and agreements of the Atlas Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  17. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405.

                  18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between Atlas Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,


                                    ATLAS PIPELINE HOLDINGS, L.P.

                                    By:  ATLAS PIPELINE HOLDINGS GP, LLC
                                         its General Partner

                                         By:
                                             ------------------------------
                                             Name:
                                             Title:


                                    ATLAS PIPELINE HOLDINGS GP, LLC

                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:




Accepted:

LEHMAN BROTHERS INC.

For itself and as Representative
of the several Underwriters named
in Schedule I hereto



By:
      -------------------------
      Authorized Representative

                                   SCHEDULE I

                                                           Number of Firm Units
                                                           --------------------

Underwriters
-----------------------------------------------------------

Lehman Brothers Inc........................................
[Other underwriters].......................................
............................................................
............................................................
                                                           --------------------
Total......................................................           3,600,000
                                                           ====================

















                                   Schedule I

                                   SCHEDULE II

                                                     Jurisdiction of  Foreign
Subsidiary                                           Formation        Qualifications
---------------------------------------------------  ---------------  --------------





                                                     ---------------- --------------





























                                   Schedule II

                                  SCHEDULE III

                      PERSONS DELIVERING LOCK-UP AGREEMENTS



Directors








Officers








Unitholders

                                    EXHIBIT A


                            LOCK-UP LETTER AGREEMENT


LEHMAN BROTHERS INC.
As Representative of the several
  Underwriters named in Schedule I,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

                  The undersigned understands that you (the "REPRESENTATIVE") and certain other firms (the "UNDERWRITERS") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by the Underwriters of common units (the "COMMON UNITS") representing limited partner interests in Atlas Pipeline Holdings, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and that the Underwriters propose to reoffer the Common Units to the public (the "OFFERING").

                  In consideration of the execution of the Underwriting Agreement by the Representative on behalf of the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause, or otherwise attempt to cause, to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership or
(4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the "LOCK-UP PERIOD").

                  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

                  In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

                  It is understood that, if the Partnership notifies the Representative that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

                  The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

                  Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

                            [Signature page follows]

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                            Very truly yours,


                                            By: ______________________________
                                                Name:
                                                Title:

Dated:  _______________